FIRST CAPITAL BANCORP, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL REPORT

DECEMBER 31, 2003

FIRST CAPITAL BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL REPORT
DECEMBER 31, 2003

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
First Capital Bancorp, Inc.
Norcross, Georgia

     We have audited the accompanying consolidated balance sheets of First Capital Bancorp, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Capital Bancorp, Inc. and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
February 20, 2004

FIRST CAPITAL BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

	2003	2002
Assets
Cash and due from banks	$10,254,667	$7,118,731
Federal funds sold and overnight investments	1,843,663	636,233

Cash and cash equivalents	12,098,330	7,754,964
Securities available for sale	102,701,593	66,442,905
Securities held to maturity (fair values of $10,301,655 and $21,792,637, respectively)	10,082,040	21,506,973
Restricted equity securities	6,001,900	4,524,700
Loans, net	302,733,270	273,621,370
Premises and equipment, net	337,316	384,993
Deferred income taxes	1,500,890	1,393,993
Accrued interest receivable and other assets	3,713,577	2,247,965

Total assets	$439,168,916	$377,877,863

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing	$28,729,963	$13,976,102
Interest-bearing	263,806,394	244,676,743

	292,536,357	258,652,845
Federal funds purchased	12,165,000	15,700,000
Convertible subordinated debentures	2,688,000	2,688,000
Advances from Federal Home Loan Bank	99,141,900	69,373,000
Note payable	4,000,000	4,000,000
Other liabilities and accrued expenses	1,839,533	2,408,387
Company guaranteed trust preferred securities	6,200,000	6,200,000

Total liabilities	418,570,790	359,022,232

Commitments and contingencies
Stockholders’ equity:
Series A Preferred stock, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $1 par value, 10,000,000 shares authorized; 217 and 208 shares issued and outstanding, respectively	217	208
Additional paid-in capital	6,579,220	5,831,654
Retained earnings	14,073,464	12,738,351
Accumulated other comprehensive income (loss)	(54,775)	285,418

Total stockholders’ equity	20,598,126	18,855,631

Total liabilities and stockholders’ equity	$439,168,916	$377,877,863

See Notes to Consolidated Financial Statements.

FIRST CAPITAL BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
Interest income:
Loans, including fees	$15,271,139	$15,717,016
Securities	4,238,808	3,542,704
Federal funds sold and interest-bearing deposits	28,035	76,704

Total interest income	19,537,982	19,336,424

Interest expense:
Deposits	6,453,706	6,509,581
Other borrowings	3,926,005	3,894,878

Total interest expense	10,379,711	10,404,459

Net interest income	9,158,271	8,931,965
Provision for loan losses	100,000	425,000

Net interest income after provision for loan losses	9,058,271	8,506,965

Noninterest income:
Loan servicing fee income	5,176	6,192
Service charges on deposit accounts	76,384	89,507
Security gains (losses), net	(28,237)	257,955
Gain on sale of interest rate swap	—	141,000
License fee income	228,810	265,325
Other	36,281	24,343

Total noninterest income	318,414	784,322

Noninterest expense:
Salaries and employee benefits	4,391,729	4,006,318
Occupancy and equipment	574,750	543,017
Other	1,961,578	1,646,958

Total noninterest expense	6,928,057	6,196,293

Income before income taxes	2,448,628	3,094,994
Income tax expense	888,515	1,091,507

Net income	$1,560,113	$2,003,487

Basic earnings per share	$7,469	$9,648

Diluted earnings per share	$6,704	$8,541

See Notes to Consolidated Financial Statements.

FIRST CAPITAL BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
Net income	$1,560,113	$2,003,487

Other comprehensive income (loss):
Unrealized holding gains (losses) arising during period, net of tax (benefit) of $(201,523) and $281,006, respectively	(358,265)	499,566
Reclassification adjustment for (gains) losses realized in net income, net of (tax) benefit of $10,165 and $92,864, respectively	18,072	(165,091)

Other comprehensive income (loss)	(340,193)	334,475

Comprehensive income	$1,219,920	$2,337,962

See Notes to Consolidated Financial Statements.

FIRST CAPITAL BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2003 AND 2002

					Accumulated
	Series A		Additional		Other
	Preferred	Common	Paid-In	Retained	Comprehensive
	Stock	Stock	Capital	Earnings	Income (Loss)	Total
Balance, December 31, 2001	—	208	5,831,654	11,034,864	(49,057)	16,817,669
Net income	—	—	—	2,003,487	—	2,003,487
Other comprehensive income	—	—	—	—	334,475	334,475
Exercise of stock options	—	8	787,395	—	—	787,403
Stock repurchase, common	—	(8)	(787,395)	—	—	(787,403)
Common dividend declared	—	—	—	(300,000)	—	(300,000)

Balance, December 31, 2002	$—	$208	$5,831,654	$12,738,351	$285,418	$18,855,631
Net income	—	—	—	1,560,113	—	1,560,113
Other comprehensive (loss)	—	—	—	—	(340,193)	(340,193)
Exercise of stock options	—	9	616,272	—	—	616,281
Tax benefit of nonqualified common stock options exercised	—	—	131,294	—	—	131,294
Common dividend declared	—	—	—	(225,000)	—	(225,000)

Balance, December 31, 2003	$—	$217	$6,579,220	$14,073,464	$(54,775)	$20,598,126

See Notes to Consolidated Financial Statements.

FIRST CAPITAL BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
OPERATING ACTIVITIES
Net income	$1,560,113	$2,003,487
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	198,238	217,563
Provision for loan losses	100,000	425,000
Deferred income taxes	84,461	(82,586)
Net gain (loss) on sales of securities	28,237	(257,955)
(Gain) loss on sale of premises and equipment	(9,675)	10,745
Gain on sale of interest rate swap	—	(141,000)
Net amortization on securities	865,471	449,080
Stock compensation	—	332,002
Decrease in interest receivable	285,836	6,791
Increase (decrease) in interest payable	(82,272)	83,070
Net other operating activities	(1,176,736)	355,835

Net cash provided by operating activities	1,853,673	3,402,032

INVESTING ACTIVITIES
Proceeds from sales of securities available for sale	2,055,517	12,674,335
Purchases of securities available for sale	(102,646,637)	(54,087,649)
Proceeds from maturities of securities available for sale	63,275,163	13,122,139
Proceeds from maturities of securities held to maturity	11,306,943	4,023,567
Purchases of securities held to maturity	(250,000)	(25,677,989)
Purchase of restricted equity securities	(1,477,200)	(1,507,733)
Net increase in loans	(30,141,900)	(68,656,299)
Proceeds from sale of premises and equipment	11,588	26,103
Purchases of premises and equipment	(152,474)	(271,444)

Net cash used in investing activities	(58,019,000)	(120,354,970)

FIRST CAPITAL BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
FINANCING ACTIVITIES
Net increase in deposits	$33,883,512	$72,675,235
Net increase (decrease) in federal funds purchased	(3,535,000)	7,704,752
Repayment of note payable	—	(400,000)
Repurchase of common stock	—	(787,403)
Proceeds from advances from Federal Home Loan Bank	29,768,900	28,373,000
Proceeds from issuance of trust preferred securities	—	6,200,000
Proceeds from exercise of common stock options	616,281	455,401
Cash dividends paid on common stock	(225,000)	(300,000)

Net cash provided by financing activities	60,508,693	113,920,985

Net increase (decrease) in cash and cash equivalents	4,343,366	(3,031,953)
Cash and cash equivalents, at beginning of year	7,754,964	10,786,917

Cash and cash equivalents, at end of year	$12,098,330	$7,754,964

SUPPLEMENTAL DISCLOSURES
Cash paid for:
Interest	$10,479,263	$9,638,488

Income taxes	$797,056	$1,146,679

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES
Other real estate acquired in settlement of loans	$930,000	$—

See Notes to Consolidated Financial Statements.

FIRST CAPITAL BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements include the accounts of First Capital Bancorp, Inc. and its wholly-owned subsidiaries, First Capital Bank (the “Bank”), Capital Financial Software, LLC (“CFS”), a limited liability company which markets and provides support of its accounting software package used by bankruptcy trustees and First Capital Statutory Trust I, a grantor trust formed to issue cumulative trust preferred securities. Significant intercompany transactions and balances have been eliminated in consolidation.

The accounting and reporting policies of First Capital Bancorp, Inc. and subsidiaries (the “Company”) conform to accounting principles generally accepted in the United States of America and to general practice within the banking industry. The following is a description of the more significant of those policies the Bank follows in preparing and presenting its financial statements.

Basis of Presentation and Accounting Estimates

In preparing the financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate, deferred taxes, and contingent assets and liabilities. The determination of the adequacy of the allowance for loan losses is based on estimates that are susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans and the valuation of foreclosed real estate, management obtains independent appraisals for significant collateral.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash equivalents include cash and due from banks, cash items in process of collection, federal funds sold, overnight investments and interest-bearing deposits in banks, all of which mature within ninety days. Cash flows from loans, deposits and federal funds purchased are reported net.

The Company is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank based on a percentage of deposits. The total of those reserve balances was approximately $871,000 and $649,000 at December 31, 2003 and 2002, respectively.

Securities and Other Investments

Debt securities that management has the positive intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as available for sale and recorded at fair value with unrealized gains and losses excluded from earnings and reported in accumulated other comprehensive income (loss), net of the related deferred tax effect. Equity securities without a readily determinable fair value are classified as available for sale and recorded at cost. Restricted equity securities without a readily determinable fair value are classified as available for sale and recorded at cost.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Securities and Other Investments (Continued)

The amortization of premiums and accretion of discounts are recognized in interest income using the interest method over the lives of the securities. Realized gains and losses, determined on the basis of the cost of specific securities sold, are included in earnings on the settlement date. Declines in the fair value of held to maturity, available for sale securities, and other investments below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.

Trust preferred securities are financial instruments that combine the characteristics of both equity instruments and debt instruments. These securities carry a fixed rate and are noncallable for five years or more with original maturities of 30 years or greater similar to debt instruments; however, the securities are subordinated to the issuer’s senior liabilities similar to equity instruments. As an investment, trust preferred securities offer relatively high yields when compared to other types of issues with similar maturities.

The Company invests in investment grade (top four categories) or nonrated securities. The issuer of the nonrated securities must meet specific underwriting guidelines established by the Company. Prior to purchase, a full prospectus is required along with yield and credit analyses of the issuer. In addition, the Company performs quarterly reviews of each issuer. At December 31, 2003, two securities were rated below investment grade.

In 2002, the Company purchased the remaining 50% ownership of CFS for $55,000. The purchase price of $55,000 is recorded as an intangible. The intangible asset consists of customer relationships that, as of December 31, 2003 and 2002, have been determined to have an indefinite life. The intangible asset is evaluated annually for changes in life and impairment.

Real Estate Investments

The Company’s real estate investments result from acquisition, development and construction (ADC) lending arrangements in which the Company and the Bank have committed and extended loans to borrowers to acquire and develop residential property. The Company is providing secondary loans to these borrowers that results in substantially all of the necessary funds to acquire, develop and construct the properties being provided collectively by the Company and the Bank. Additionally, in certain cases, the Company is participating in residual profits. Therefore, these ADC arrangements are considered real estate investments because the risks and rewards associated with these loans are similar to those associated with an investment in real estate. Such real estate investments are accounted for using the equity method and recorded as loans in the consolidated balance sheet.

Loans

Loans are reported at their outstanding principal balances less net deferred loan fees and the allowance for loan losses. Loan origination fees, net of certain direct origination costs, are deferred and amortized over the estimated terms of the loans using the straight-line method. Interest on loans is calculated using the simple interest method on daily balances of the principal amount outstanding. Accrual of interest is discontinued on loans that become past due 90 days or more and for which collateral is inadequate to cover principal and interest, or immediately if management believes, after considering economic and business conditions and collection efforts, that a borrower’s financial condition is such that collection is doubtful. When a loan is placed on nonaccrual status, all previously accrued but uncollected interest is reversed against current period interest income. Future collections are applied first to principal and then to interest until such loans are brought current, at which time, loans may be returned to accrual status.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans (Continued)

A loan is considered impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses. Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for nonaccrual status.

The Company has sold guaranteed portions of SBA loans in the SBA secondary market and continues to service these loans. Gains or losses on guaranteed portions of SBA loans which are sold are recorded in noninterest income, based on the net proceeds received and the basis in the portion of the loan sold. The basis in the portion of the loan sold is determined by allocating a portion of the loan carrying value to the portion sold based on its fair value, relative to the fair value of the portion of the loan retained and the related servicing asset, if any. No servicing asset is recognized because the Company estimates that the benefits of servicing approximate adequate compensation for the Company’s servicing responsibilities.

Substantially all of the Company’s loans are secured by real estate in metropolitan Atlanta, Georgia and is heavily concentrated in commercial real estate, multi-family and single-family construction, and acquisition and development loans. Accordingly, the ultimate collectibility of a substantial portion of the Company’s loan portfolio is susceptible to changes in real estate market conditions in the metropolitan Atlanta area.

Allowance for Loan Losses

The allowance for loan losses is established through a provision for loan losses charged to expense. Loan losses are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. Subsequent recoveries are added to the allowance. The allowance is an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower’s ability to pay, overall portfolio quality, review of specific problem loans, past loan loss experience, and secondary repayment sources such as liquidation of collateral on specific loans.

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. Semi-annually, the adequacy of the allowance for loan losses is evaluated by independent external reviews. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated useful lives of the related assets.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interest Rate Swap

During 2002, the Company entered into an interest rate swap agreement to manage interest rate risk on a portion of its other borrowings. The Company sold the swap during the second quarter, recognizing a gain on sale of $141,000. The Company was not a party to any interest rate swaps at December 31, 2003 or 2002.

Other Real Estate Owned

Other real estate owned represents properties acquired through or in lieu of loan foreclosure and is initially recorded at the lower of cost or fair value less estimated costs to sell. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Costs of improvements are capitalized, whereas costs relating to holding other real estate owned and subsequent adjustments to the value are expensed. The carrying amount of other real estate owned at December 31, 2003 was $1,081,021. There was no other real estate owned at December 31, 2002.

Stock-Based Compensation

At December 31, 2003, the Company has a stock-based compensation plan, which is described more fully in Note 11. The Company accounts for the plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price equal to the market value of the underlying stock on the date of grant.

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	Years Ended December 31,
	2003	2002
	(Dollars in thousands
	except per share amounts)
Net income, as reported	$1,560	$2,003
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(44)	(27)

Pro forma net income	$1,516	$1,976

Earnings per share:
Basic - as reported	$7,469	$9,648

Basic - pro forma	$7,259	$9,518

Diluted - as reported	$6,704	$8,541

Diluted - pro forma	$6,527	$8,432

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Deferred income tax assets and liabilities are determined using the balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Earnings Per Share

Basic earnings per share are computed by dividing income before cumulative effect of accounting change and net income by the weighted-average number of shares of common stock outstanding. Diluted earnings per share are computed by dividing income before cumulative effect of accounting change and net income by the sum of the weighted-average number of shares of common stock and potential common stock, such as options and convertible debentures.

Presented below is a summary of the components used to calculate basic and diluted earnings per share.

			Net Income
	Numerator	Denominator	Per Share
	December 31, 2003
Income before cumulative effect of accounting change	$1,560,113	$208.8904	$7,469
Effect of dilutive securities:
Convertible debentures	95,728	32.0000
Options	—	6.0895

Diluted earnings per share	$1,655,841	$246.9799	$6,704

	December 31, 2002
Income before cumulative effect of accounting change	$2,003,487	$207.6649	$9,648
Effect of dilutive securities:
Convertible debentures	105,108	32.0000
Options	—	7.2041

Diluted earnings per share	$2,108,595	$246.8690	$8,541

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Standards

In November 2002, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and a rescission of FASB Interpretation No. 34”. The interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. It also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing a guarantee. The initial recognition and initial measurement provisions of the interpretation are applicable to guarantees issued or modified after December 31, 2002. The disclosure requirements in the interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of the interpretation did not have a material effect on the Company’s financial condition or results of operations.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51”, and on December 24, 2003, the FASB issued FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities” which replaced FIN 46. The interpretation addresses consolidation by business enterprises of variable interest entities. A variable interest entity is defined as an entity subject to consolidation according to the provisions of the interpretation. The revised interpretation provided for special effective dates for entities that had fully or partially applied the original interpretation as of December 24, 2003. Otherwise, application of the interpretation is required in financial statements of public entities that have interests in special-purpose entities, or SPEs, for periods ending after December 15, 2003. Application by nonpublic entities to all types of variable interest entities is required at various dates in 2004 and 2005. The interpretations have not had a material effect on the Company’s financial condition or results of operations.

In December 2002, the FASB issued Statement No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123”. The Statement amends Statement No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect on reported results of operations. The disclosure requirements of the statement are required for fiscal years ending after December 15, 2002 and interim periods beginning after December 15, 2002. The Company has not adopted Statement No. 123 for accounting for stock-based compensation as of December 31, 2003; however all required disclosures of Statement No. 148 are included above under the heading “Stock-Based Compensation”.

In May 2003, the FASB issued Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. The statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The statement requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity. The statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. Mandatorily redeemable financial instruments of nonpublic entities are subject to the provisions of the statement for the first fiscal period beginning after December 15, 2003. The adoption of the statement did not have a material effect on the Company’s financial condition or results of operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SECURITIES

The amortized cost and fair value of securities are summarized as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities available for sale:
December 31, 2003
U.S. Treasury notes and obligations of U.S. Government agencies	$23,416,491	$111,735	$(229,681)	$23,298,545
Trust preferred securities	9,085,901	240,059	(34,034)	9,291,926
Mortgage-backed securities	64,886,224	457,373	(238,939)	65,104,658
Corporate bonds	2,817,846	21,618	(41,206)	2,798,258
Equity securities	2,580,717	—	(372,511)	2,208,206

	$102,787,179	$830,785	$(916,371)	$102,701,593

December 31, 2002
U.S. Treasury notes and obligations of U.S. Government agencies	$33,771,818	$407,055	$—	$34,178,873
Trust preferred securities	12,208,753	214,590	(360,677)	12,062,666
Mortgage-backed securities	17,164,803	187,262	(34,215)	17,317,850
Corporate bonds	276,704	23,606	—	300,310
Equity securities	2,574,862	8,344	—	2,583,206

	$65,996,940	$840,857	$(394,892)	$66,442,905

Securities held to maturity:
December 31, 2003
Mortgage-backed securities	$9,832,040	$222,208	$—	$10,054,248
Other debt securities	250,000	—	(2,593)	247,407

	$10,082,040	$222,208	$(2,593)	$10,301,655

December 31, 2002
Mortgage-backed securities	$21,506,973	$285,664	$—	$21,792,637

The amortized cost and fair value of debt securities, exclusive of mortgage-backed securities, at December 31, 2003, by contractual maturity are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Securities Available for Sale		Securities Held to Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
Due from one to five years	$20,465,501	$20,345,777	$250,000	$247,407
Due from five to ten years	5,492,197	5,452,768	—	—
Due after ten years	276,639	298,258	—	—
Mortgage-backed securities	64,886,224	65,104,658	9,832,040	10,054,248

	$91,120,561	$91,201,461	$10,082,040	$10,301,655

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SECURITIES

Securities with a carrying value of approximately $96,513,000 and $73,004,000 at December 31, 2003 and 2002, respectively, were pledged to secure public deposits, advances from the Federal Home Loan Bank, and bankruptcy deposits.

Gains and losses on sales of securities available for sale consist of the following:

	Years Ended December 31,
	2003	2002
Gross gains	$24,770	$325,345
Gross losses	(53,007)	(67,390)

Net realized gains	$(28,237)	$257,955

In 2003, the FASB Emerging Issues Task Force released Issue 03-01, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. The issue requires disclosure of certain information about other than temporary impairments in the market value of securities. The market value of securities is based on quoted market values and is significantly affected by the interest rate environment. At December 31, 2003, the unrealized losses in the securities portfolio consisted of debt securities, equity securities, trust preferred securities, and corporate bonds. All debt securities, equity securities, and corporate bonds with an unrealized loss at December 31, 2003 have been in a continuous unrealized loss position for less than twelve months. These unrealized losses are considered temporary because of acceptable investment grades on each security and the repayment sources of principal and interest for the majority of those securities are government backed. Two trust preferred securities and one mortgage-backed security had unrealized losses at December 31, 2003 and had been in a continuous loss position for greater than 12 months. As of December 31, 2003, management intends to continue to hold these securities in anticipation of recovery of their original cost.

The following table shows the gross unrealized losses and fair value of securities, aggregated by category and length of time that securities have been in a continuous unrealized loss position at December 31, 2003.

	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Losses	Value	Losses	Value	Losses
U.S. Treasury notes and obligations of Government agencies	$18,146,817	$(229,681)	$—	$—	$18,146,817	$(229,681)
Mortgage-backed securities	24,055,628	(234,815)	663,154	(4,124)	24,718,782	(238,939)
Other debt securities	247,407	(2,593)	—	—	247,407	(2,593)

Subtotal, debt securities	42,449,852	(467,089)	663,154	(4,124)	43,113,006	(471,213)
Trust preferred securities	999,540	(5,358)	721,324	(28,676)	1,720,864	(34,034)
Equity securities	2,125,000	(372,511)	—	—	2,125,000	(372,511)
Corporate bonds	2,500,000	(41,206)	—	—	2,500,000	(41,206)

Total temporarily impaired securities	$48,074,392	$(886,164)	$1,384,478	$(32,800)	$49,458,870	$(918,964)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. LOANS

The composition of loans is summarized as follows:

	December 31,
	2003	2002
Commercial	$18,242,200	$18,909,188
Commercial - A&D and construction	25,743,389	33,512,582
1-4 Family residential - A&D and construction	92,683,543	78,096,516
Multi-family residential - A&D and construction	8,229,337	9,280,181
Commercial mortgage	121,566,221	102,465,011
1-4 Family residential mortgage	14,666,988	15,996,418
Multi-family residential mortgage	25,296,593	19,268,588
Consumer	347,360	337,101

	306,775,631	277,865,585
Less:
Net deferred loan fees and costs	(736,213)	(888,067)
Allowance for loan losses	(3,306,148)	(3,356,148)

Loans, net	$302,733,270	$273,621,370

Changes in the allowance for loan losses are as follows:

	Years Ended December 31,
	2003	2002
Balance, beginning of year	$3,356,148	$2,931,148
Provision for loan losses	100,000	425,000
Loans charged off	(150,000)	—
Recoveries of loans previously charged off	—	—

Balance, end of year	$3,306,148	$3,356,148

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. LOANS (Continued)

At December 31, 2003 and 2002, the Company had real estate acquisition and development loans to certain borrowers totaling $1,193,556 and $1,989,487, respectively. Such loans have been accounted for as real estate investments because the risks and rewards associated with these loans are similar to those associated with an investment in real estate.

The following is a summary of information pertaining to impaired loans:

	As of and for the Years Ended
	December 31,
	2003	2002
Impaired loans without a valuation allowance	$—	$—
Impaired loans with a valuation allowance	154,579	464,076

Total impaired loans	$154,579	$464,076

Valuation allowance related to impaired loans	$23,187	$696

Average annual investment in impaired loans	$226,486	$161,120

Interest income recognized on impaired loans	$27,850	$15,881

Nonaccrual loans	$154,579	$464,076

Loans past due ninety days or more and still accruing	$—	$78,072

In the ordinary course of business, the Company has direct and indirect loans outstanding to certain executive officers, directors and their related interests. Management believes such loans are made in the ordinary course of business on substantially the same credit terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with other customers. The following is a summary of activity in loans outstanding to officers, directors and their associates for the year ended December 31, 2003:

Balance, December 31, 2002	$10,769,518
New loans	375,260
Principal repayments	(981,160)

Balance, December 31, 2003	$10,163,618

     NOTE 4. PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	December 31,
	2003	2002
Leasehold improvements	$238,885	$237,731
Furniture and equipment	1,480,047	1,451,564
Automobiles	157,536	196,808

	1,876,468	1,886,103
Less accumulated depreciation	(1,539,152)	(1,501,110)

	$337,316	$384,993

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. PREMISES AND EQUIPMENT (Continued)

Leases

The Bank leases its banking facilities under an operating lease which can be cancelled with 180 days written notice. The lease term is for five years. The rental payment is based on square footage and is subject to change periodically. The total minimum rental commitment under the lease is as follows:

2004	$145,819
2005	171,002
2006	176,519
2007	182,199

$675,539

The rental expense for the years ended December 31, 2003 and 2002 was $122,128 and $146,764, respectively.

NOTE 5. DEPOSITS

The composition of deposits is summarized as follows:

	December 31,
	2003	2002
Non-interest bearing demand deposits	$28,729,963	$13,976,102

Money market accounts	59,250,946	49,930,852
Now accounts	17,033,773	16,582,906
Time deposits	187,521,675	178,162,985

Total interest-bearing deposits	263,806,394	244,676,743

Total deposits	$292,536,357	$258,652,845

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2003 and 2002 was $107,914,494 and $97,315,377, respectively. The scheduled maturities of time deposits at December 31, 2003 are as follows:

2004	$114,030,327
2005	40,059,901
2006	23,438,493
2007	5,822,705
2008	4,170,249

$187,521,675

At December 31, 2003 and 2002, the Company has deposits from certain directors, executive officers and their related interests totaling approximately $26,807,996 and $26,470,600, respectively. In addition, at December 31, 2003 and 2002, the Company had brokered deposits of approximately $65,516,000 and $52,387,000, respectively.

At December 31, 2003 and 2002, overdraft demand deposits reclassified to loans totaled $7,011 and $5,714, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. CONVERTIBLE SUBORDINATED DEBENTURES

The Company has issued convertible subordinated debentures that bear interest at prime, with a cap of 10.50% and a floor of 6.50% (6.50% at December 31, 2003) and mature seven years from the date of issuance. The total amount outstanding at December 31, 2003 and 2002 was $2,688,000.

The subordinated debentures are convertible into the Company’s common stock at a conversion price of $84,000 per share. The subordinated debentures are convertible upon change of control of the Company; if the Company’s accumulated losses exceed the sum of the retained earnings and additional paid-in capital of the Company; and at any time up to and on the maturity date provided that if the Company is an S corporation on the conversion date, the holder must be an eligible shareholder of an S corporation. The holder must convert the subordinated debentures on the maturity date if the Company is not an S corporation on the maturity date.

NOTE 7. ADVANCES FROM THE FEDERAL HOME LOAN BANK

The Company has a line of credit totaling $175,411,783, representing 40% of the Bank’s total assets at December 31, 2003, from the Federal Home Loan Bank of Atlanta. At December 31, 2003, the Bank has pledged as collateral $7,554,237 in first mortgage loans, $45,378,653 in commercial real estate loans, and $91,713,511 in securities.

The Company had the following advances outstanding:

	December 31,
	2003	2002
5.71% fixed rate maturing September 28, 2004	$10,000,000	$10,000,000
0.58% variable rate until February 24, 2004, then fixed at 2.21%, matures February 24, 2006	15,000,000	—
0.74% variable rate until May 16, 2005, then fixed until maturity at May 16, 2008	15,000,000	—
1.90% adjustable rate maturing September 26, 2008	25,000,000	—
4.92% fixed rate maturing October 24, 2007	2,000,000	2,000,000
5.16% fixed rate maturing October 24, 2008	2,000,000	2,000,000
5.31% fixed rate maturing October 26, 2009	2,000,000	2,000,000
3.75% fixed rate maturing July 23, 2012	25,000,000	25,000,000
1.15% variable rate maturing July 22, 2004	3,141,900	—
6.91% fixed rate maturing May 12, 2003	—	15,000,000
6.07% fixed rate maturing June 9, 2003	—	5,000,000
5.31% fixed rate maturing December 17, 2003	—	5,000,000
1.30% variable rate maturing July 22, 2003	—	3,373,000

	$99,141,900	$69,373,000

The Company has available unused lines of credit with various financial institutions totaling $16,835,000 at December 31, 2003. There were no other advances outstanding at December 31, 2003 or 2002.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. NOTE PAYABLE

Note payable consists of the following:

	December 31,
	2003	2002
Note payable to The Bankers Bank at prime minus 75 basis points with a floor of 4.25%, or 4.25% at December 31, 2003, collateralized by common stock of the Bank	$4,000,000	$4,000,000

Contractual maturities of other borrowings as of December 31, 2003 are as follows:

2004	—
2005	400,000
2006	400,000
2007	400,000
2008	400,000
Thereafter	2,400,000

$4,000,000

The loan agreements contain covenants and restrictions, the most significant of which pertain to the maintenance of certain capital and loan loss allowance levels and limitations on incurring debt. At December 31, 2003 and 2002, the Company was in compliance with all of these covenants.

NOTE 9. TRUST PREFERRED SECURITIES

In 2002, the Company formed a wholly-owned grantor trust to issue cumulative trust preferred securities in a private placement offering. The grantor trust has invested the proceeds of the trust preferred securities in subordinated debentures of the Company. The trust preferred securities can be redeemed, in whole or in part, from time to time, prior to maturity at the option of the Company on or after January 17, 2007. The sole assets of the guarantor trust are the Subordinated Debentures of the Company (the Debentures). The Debentures have the same interest rate (9%) as the trust preferred securities. The Company has the right to defer interest payments on the Debentures up to ten consecutive semi-annual periods (five years), so long as the Company is not in default under the subordinated debentures. Interest compounds during the deferral period. No deferral period may extend beyond the maturity date.

The preferred securities are subject to redemption, in whole or in part, upon repayment of the subordinated debentures at maturity on January 15, 2032 or their earlier redemption. The Company has the right to redeem the debentures, in whole or in part, from time to time, on or after January 17, 2007, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest.

The Company has guaranteed the payment of all distributions the Trust is obligated to make, but only to the extent the Trust has sufficient funds to satisfy those payments. The Company and the Trust believe that, taken together, the obligations of the Company under the Guarantee Agreement, the Trust Agreement, the Subordinated Debentures, and the Indenture provide, in the aggregate, a full, irrevocable and unconditional guarantee of all of the obligations of the Trust under the Preferred Securities on a subordinated basis.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. TRUST PREFERRED SECURITIES (Continued)

The Company is required by the Federal Reserve Board to maintain certain levels of capital for bank regulatory purposes. The Federal Reserve Board has determined that certain cumulative preferred securities having the characteristics of trust preferred securities qualify as minority interest, which is included in Tier 1 capital for bank and financial holding companies. In calculating the amount of Tier l qualifying capital, the trust preferred securities can only be included up to the amount constituting 25% of total Tier 1 capital elements (including trust preferred securities). Such Tier 1 capital treatment provides the Company with a more cost-effective means of obtaining capital for bank regulatory purposes than if the Company were to issue preferred stock.

The trust preferred securities and the related Debentures were issued on January 17, 2002. Both financial instruments bear an identical annual rate of interest of 9%. Distributions on the trust preferred securities are paid semi-annually on January 15 and July 15 of each year, beginning July 15, 2002. Interest on the Debentures is paid on the corresponding dates. The aggregate principal amount of trust preferred certificates outstanding at December 31, 2003 was $6,200,000. The aggregate principal amount of Debentures outstanding at December 31, 2003 was $6,392,000.

NOTE 10. INCOME TAXES

Income tax expense consists of the following:

	Years Ended December 31,
	2003	2002
Current	$804,054	$1,174,093
Deferred	84,461	(82,586)

Income tax expense	$888,515	$1,091,507

The Company’s income tax expense differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

	Years Ended December 31,
	2003	2002
Tax provision at statutory federal rate	$832,534	$1,052,298
State income taxes	26,328	62,283
Other items, net	29,653	(23,074)

Income tax expense	$888,515	$1,091,507

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. INCOME TAXES (Continued)

The components of deferred income taxes are as follows:

	December 31,
	2003	2002
Deferred tax assets:
Loan loss reserves	$1,194,052	$1,156,317
Equity in loss of investor	—	4,675
Operating loss carryforwards	201,536	273,280
Securities available for sale	30,811	—
Depreciation	74,491	120,268

	1,500,890	1,554,540

Deferred tax liabilities:
Securities available for sale	—	160,547

Net deferred tax assets	$1,500,890	$1,393,993

At December 31, 2003, the Company has remaining tax loss carryforwards of approximately $483,000 and $673,000 for federal and state income tax purposes, respectively, which begin to expire in 2006. The use of these carryforwards is limited to future consolidated taxable earnings of the Company and to annual limitations imposed by the Internal Revenue Code. The Company may use no more than approximately $190,000 annually of its remaining federal and state operating loss carryforwards.

NOTE 11. STOCK COMPENSATION PLAN

The Company has an incentive stock option plan (the “1994 Plan”) with 52.78 shares of the Company’s common stock reserved for awards to key employees and directors of the Company and the Bank. Under the provisions of the 1994 Plan, the option price is determined by a committee of the Board of Directors at the time of grant and may not be less than 100% of the fair market value of the common stock on the date of grant of such option. When granted, these options typically vest on the date of grant for all Company directors and over a five-year period for all Company and Bank employees. All options must be exercised within a ten-year period.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. STOCK COMPENSATION PLAN (Continued)

Other pertinent information related to the 1994 Plan is as follows:

	2003		2002
		Weighted-		Weighted-
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Outstanding at beginning of year	22.86	$66,830	30.84	$60,755
Granted	7.96	95,000	2.69	91,886
Exercised	(9.18)	67,114	(8.47)	53,150
Forfeited	(1.00)	90,000	(2.20)	65,000

Outstanding at end of year	20.64	76,444	22.86	66,830

Options exercisable at end of year	11.44	$64,771	17.66	$63,383

Weighted-average fair value of options granted during the year		$20,226		$15,979

	Options Outstanding			Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Range of	Number	Contractual	Exercise	Number	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price
$29,700 to $44,100.87		1.4 years	$35,503	.87	$35,503
$52,500 to $70,000	7.38	4.3 years	58,504	6.98	57,845
$80,000 to $95,000	12.39	8.5 years	89,988	3.59	85,245

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	2003	2002
Dividend yield	1.52%	1.57%
Expected life	10 years	10 years
Expected volatility	0%	0%
Risk-free interest rate	4.41%	3.88%

NOTE 12. EMPLOYEE BENEFIT PLAN

The Company has a retirement plan qualified pursuant to Internal Revenue Code Section 401(k). The plan covers substantially all employees subject to certain minimum age and service requirements. Contributions to the plan by employees are voluntary. The Company may match part of the employee’s contributions subject to annual approval by the Board of Directors. Contributions to the plan charged to expense for the years ended December 31, 2003 and 2002 was $69,756 and $61,861, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13. COMMITMENTS AND CONTINGENCIES

Loan Commitments

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees written. Such commitments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets. The Company’s exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit, standby letters of credit and financial guarantees written is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. In most cases, the Company requires collateral or other security to support financial instruments with credit risk.

A summary of the Company’s commitments is as follows:

	December 31,
	2003	2002
Commitments to extend credit	$96,585,000	$59,336,000
Financial standby letters of credit	210,000	—
Other standby letters of credit	3,085,000	3,933,000

	$99,880,000	$63,269,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the party. Collateral held varies, but may include unimproved and improved real estate, certificates of deposit, or personal property.

Standby letters of credit and financial guarantees written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing standby letters of credit and financial guarantees written is essentially the same as that involved in extending loan facilities to customers. Substantially all standby letters of credit and financial guarantees written are secured.

At December 31, 2003 and 2002, the carrying amount of liabilities related to the Bank’s obligation to perform under financial standby letters of credit was insignificant. The Bank has not been required to perform on any financial standby letters of credit, and the Bank has not incurred any losses on financial standby letters of credit for the years ended December 31, 2003 and 2002.

Contingencies

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company’s financial statements. There was no pending litigation at December 31, 2003.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14. REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 2003, approximately $1,198,000 of retained earnings were available for dividend declaration without regulatory approval.

The Company and Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of Total and Tier I capital to risk-weighted assets, as defined, and of Tier I capital to average assets, as defined. Management believes, as of December 31, 2003, the Company and the Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2003, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank’s category. Prompt corrective action provisions are not applicable to bank holding companies.

The Company’s and Bank’s actual capital amounts and ratios are presented in the following table.

					To Be Well
			For Capital		Capitalized Under
			Adequacy		Prompt Corrective
	Actual		Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount		Ratio
	(Dollars in Thousands)
As of December 31, 2003:
Total Capital to Risk Weighted Assets:
Consolidated	$32,404	9.17%	$28,275	8%	$	N/A	N/A
Bank	$35,672	10.10%	$28,258	8%		$35,323	10%
Tier I Capital to Risk Weighted Assets:
Consolidated	$26,410	7.47%	$14,138	4%	$	N/A	N/A
Bank	$32,366	9.16%	$14,129	4%		$21,194	6%
Tier I Capital to Average Assets:
Consolidated	$26,410	6.36%	$16,621	4%	$	N/A	N/A
Bank	$32,366	7.80%	$16,598	4%		$20,747	5%
As of December 31, 2002:
Total Capital to Risk Weighted Assets:
Consolidated	$30,514	9.57%	$25,511	8%		N/A	N/A
Bank	$33,617	10.55%	$25,497	8%		$31,871	10%
Tier I Capital to Risk Weighted Assets:
Consolidated	$24,395	7.65%	$12,756	4%		N/A	N/A
Bank	$30,256	9.49%	$12,748	4%		$19,122	6%
Tier I Capital to Average Assets:
Consolidated	$24,395	6.57%	$14,861	4%		N/A	N/A
Bank	$30,256	8.16%	$14,833	4%		$18,541	5%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15. FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS No. 107, Disclosures about Fair Value of Financial Instruments, excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The Company in estimating fair value disclosures for financial instruments used the following methods and assumptions.

Cash Equivalents: Fair value equals carrying value of such assets due to short-term maturities of these instruments.

Securities: The fair value for securities is based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying amount of equity securities with no readily determinable fair value approximates fair value.

Restricted Equity Securities: The fair value of restricted equity securities approximates carrying value.

Loans: For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values.

The fair value of all other loans is calculated using discounted contractual cash flows by loan type. The discount rate used to determine the present value of the loan portfolio is an estimated market rate that reflects the credit and interest rate risk inherent in the loan portfolio. The estimated maturity is based on the Company’s historical experience with repayments adjusted to estimate the effect of current market conditions. The carrying amount of related accrued interest receivable approximates its fair value.

Deposits: Fair values for certificates of deposit have been determined using discounted contractual cash flows. The discount rate used is based on estimated market rates for deposits of similar remaining maturities. The carrying amounts of all other deposits, by definition, approximate their fair values. The carrying amount of related accrued interest payable approximates its fair value.

Federal Funds Purchased: Fair value approximates the carrying amount of such liabilities due to their short-term nature.

Convertible Subordinated Debentures: Fair value approximates carrying value of the convertible subordinated debentures due to their variable interest rate at December 31, 2003.

Advances from Federal Home Loan Bank: The fair value of advances from the Federal Home Loan Bank is calculated by discounting contractual cash flows using an estimated interest rate based on current rates available to the Company for debt of similar remaining maturities and collateral terms.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Accrued Interest: The carrying amounts of accrued interest approximate their fair values.

Note Payable: Fair value approximates the carrying value of the note payable due to its variable interest rate.

Trust Preferred Securities: The fair value of the Company’s fixed rate trust preferred securities approximates the carrying value.

Commitments: Fair values of the Company’s off-balance sheet financial instruments are based on fees currently charged to enter into similar agreements. Since the majority of the Company’s off-balance sheet instruments consist of nonfee-producing, variable-rate commitments, the Company has determined they do not have a distinguishable fair value.

The estimated fair values and related carrying amounts of the Company’s financial instruments were as follows:

	December 31, 2003		December 31, 2002
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
		(Dollars in Thousands)
Assets:
Cash and cash equivalents	$12,098	$12,098	$7,755	$7,755
Securities	112,784	113,003	87,950	88,236
Restricted equity securities	6,002	6,002	4,525	4,525
Loans, net	302,733	307,697	273,626	281,588
Accrued interest receivable	1,386	1,386	1,676	1,676
Liabilities:
Deposits	292,536	295,821	258,653	261,869
Federal funds purchased	12,165	12,165	15,700	15,700
Convertible subordinated debentures	2,688	2,688	2,688	2,688
Advances from Federal Home Loan Bank	99,142	95,313	69,373	70,880
Note payable	4,000	4,000	4,000	4,000
Trust preferred securities	6,200	6,200	6,200	6,200
Accrued interest payable	1,040	1,040	1,122	1,122

NOTE 16. SUPPLEMENTAL FINANCIAL DATA

	December 31,
	2003	2002
Professional fees	$230,217	$304,098
Business development	319,774	244,665

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17. PARENT COMPANY FINANCIAL INFORMATION

The condensed balance sheets of First Capital Bancorp, Inc. as of December 31, 2003 and 2002 and statements of income and cash flows for the years then ended are as follows:

CONDENSED BALANCE SHEETS

	2003	2002
Assets
Cash	$358,070	$742,856
Investment in bank subsidiary	32,754,466	30,847,635
Investment in Capital Financial Software	66,921	22,840
Other investments	88,500	88,500
Real estate investments	250,000	263,519
Accrued interest receivable and other assets	340,550	281,476

Total assets	$33,858,507	$32,246,826

Liabilities and Stockholders’ Equity
Liabilities
Convertible subordinated debentures	$2,688,000	$2,688,000
Note payable	4,000,000	4,000,000
Other liabilities and accrued expenses	372,381	503,195
Trust preferred securities	6,200,000	6,200,000

Total liabilities	13,260,381	13,391,195

Stockholders’ equity:
Series A Preferred stock, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value, 10,000,000 shares authorized; 217 and 208 shares issued and outstanding, respectively	217	208
Additional paid-in capital	6,579,220	5,831,654
Retained earnings	14,073,464	12,738,351
Accumulated other comprehensive income (loss)	(54,775)	285,418

Total stockholders’ equity	20,598,126	18,855,631

Total liabilities and stockholders’ equity	$33,858,507	$32,246,826

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17. PARENT COMPANY FINANCIAL INFORMATION (Continued)

CONDENSED STATEMENTS OF INCOME

	2003	2002
Income
Interest and fees	$54,420	$465,607
Dividends from bank subsidiary	400,000	850,000
Dividend income	19,086	1,599
Other	142	545

Total income	473,648	1,317,751

Expense
Interest	922,361	749,442
Salaries and employee benefits	425,815	768,850
Other	62,521	61,911

	1,410,697	1,580,203

Loss before income tax benefit and equity in undistributed earnings of subsidiaries	(937,049)	(262,452)

Income tax benefit	499,557	492,160

Income (loss) before equity in undistributed earnings of subsidiaries	(437,492)	229,708

Equity in undistributed earnings of subsidiaries	1,997,605	1,773,779

Net income	$1,560,113	$2,003,487

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17. PARENT COMPANY FINANCIAL INFORMATION (Continued)

CONDENSED STATEMENTS OF CASH FLOWS

	2003	2002
OPERATING ACTIVITIES
Net income	$1,560,113	$2,003,487
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Equity in undistributed earnings of subsidiaries	(1,997,605)	(1,773,779)
Stock compensation	—	332,002
Net other operating activities	(58,594)	542,465

Net cash provided by (used in) operating activities	(496,086)	1,104,175

INVESTING ACTIVITIES
Capital contribution in investee	(43,500)	(187,500)
Capital contributions to bank subsidiary	(250,000)	(5,800,000)
Decrease in real estate investment	13,519	86,481
Purchase of minority interest of Capital Financial Software, LLC	—	(55,000)

Net cash used in investing activities	(279,981)	(5,956,019)

FINANCING ACTIVITIES
Repayment of note payable	—	(400,000)
Repurchase of common stock	—	(787,403)
Proceeds from issuance of trust preferred securities	—	6,200,000
Proceeds from exercise of common stock options	616,281	455,401
Cash dividends paid on common stock	(225,000)	(300,000)

Net cash provided by financing activities	391,281	5,167,998

Net increase (decrease) in cash	(384,786)	316,154

Cash at beginning of the year	742,856	426,702

Cash at end of the year	$358,070	$742,856

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18. BUSINESS COMBINATION

On September 24, 2003, the Company signed a definitive agreement to merge with CNB Holdings, Inc. located in Alpharetta, Georgia. Under the merger agreement, stockholders of the Company will receive common shares of CNB Holdings, Inc. in exchange for their shares of First Capital Bancorp, Inc. The merger is subject to approval of stockholders of the Company, stockholders of CNB Holdings, Inc., and regulators. The merger is expected to be consummated in the second quarter of 2004.